STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

OF

ATLAS PIPELINE PARTNERS, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership, as amended, pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is: Atlas Pipeline Partners, L.P.

SECOND: Article THIRD of the Certificate of Limited Partnership, as amended, shall be amended as follows:

THIRD: The name and mailing address of each general partner is as follows:

Atlas Pipeline Partners GP, LLC

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA  15275-1011

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 12th day of December, 2011.

ATLAS PIPELINE PARTNERS, L.P.

By: Atlas Pipeline Partners GP, LLC, its general partner

By: /s/ Gerald R. Shrader

Name: Gerald R. Shrader

Title: Chief Legal Officer and Secretary